UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
May 25, 2011

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)
(781) 622-1000
(Registrant’s telephone
number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
          At the annual meeting of stockholders of Thermo Fisher Scientific Inc. (the “Company”) held on May 25, 2011, the stockholders of the Company voted on the following proposals:
1.	The following nominees were elected to the Company’s Board of Directors for terms expiring at the 2014 annual meeting of shareholders.

				Broker
	For	Against	Abstain	Non-Votes
Thomas J. Lynch	297,536,319	3,594,264	276,012	22,222,514
William G. Parrett	296,261,120	4,871,862	273,613	22,222,514
Michael E. Porter	291,662,236	9,468,629	275,730	22,222,514
Scott M. Sperling	291,614,485	9,519,627	272,483	22,222,514
Following the annual meeting, Judy C. Lewent, Peter J. Manning, Jim P. Manzi and Elaine S. Ullian, having terms expiring in 2012 and Marc N. Casper, Nelson J. Chai and Tyler Jacks, having terms expiring in 2013, continued in office.
2.	A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	297,357,220
Against:	3,491,247
Abstain:	558,128
Broker Non-Votes:	22,222,514
3.	The stockholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every year.

Every 1 Year:	218,101,288
Every 2 Years:	51,423,495
Every 3 Years:	31,204,834
Abstain:	676,978
After taking into consideration the foregoing voting results, the Company intends to hold future advisory votes on the compensation of the Company’s named executive officers every year.

4.	The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 was ratified.

For:	316,641,645
Against:	6,331,702
Abstain:	655,762
5.	A stockholder proposal relating to the declassification of the Company’s Board of Directors was approved.

For:	261,396,533
Against:	39,448,354
Abstain:	561,708
Broker Non-Votes:	22,222,514

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 27th day of May, 2011.

THERMO FISHER SCIENTIFIC INC.
By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary